UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TravelCenters of America Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 24, 2023, the following letter was sent to stockholders of TravelCenters of America Inc.

April 24, 2023

TIME IS SHORT—

PLEASE MAKE SURE YOUR SHARES ARE REPRESENTED!

Dear Stockholder:

The May 10, 2023 Special Meeting of Stockholders of TravelCenters of America Inc. is fast approaching. This meeting is in connection with the merger through which BP Products North America Inc. will acquire TravelCenters of America Inc. for $86.00 per share. According to our current records, we have not yet received your vote. Your Board of Directors unanimously recommends that you vote FOR the merger and related proposals.

Remember, failing to vote will have the same effect as a vote against the Merger Proposal being presented at the Special Meeting. To ensure that your shares are represented, please vote TODAY via the Internet or telephone, or by signing, dating, and returning the enclosed proxy card in the envelope provided.

Thank you in advance for your cooperation and continued support.

Sincerely,

Jonathan M. Pertchik

Chief Executive Officer